Financial Guaranty Insurance Company
115 Broadway
New York, New York  10006
(212) 312-3000
(800) 352-0001

Surety Bond

Issuer:  Advanta Mortgage Loan                      Policy Number:  96010261
Trust 1996-2
                                                    Control Number:  0010001
Insured Obligations:  $300,000,000
in aggregate principal amount of                    Deposit Premium:  $27,500
Mortgage Loan Asset Backed
Certificates, Series 1996-2

Trustee:  Bankers Trust Company of California, N.A.

Financial Guaranty Insurance Company ("Financial Guaranty"), a New York stock insurance company, in consideration of its receipt of the Deposit Premium and subject to the terms of this Surety Bond, hereby unconditionally and irrevocably agrees to pay each Insured Payment to the Trustee named above or its successor, as trustee for the Series 1996-2 Certificates, to the extent set forth in the Pooling and Servicing Agreement. The Class A-1, A-2, A-3, A-4 and A-5 Group I Certificates (the "Group I Certificates") and the Class A-6 Variable Rate Group II Certificates (the "Group II Certificates") collectively are referred to herein as the "Insured Obligations".

Financial Guaranty will make such payment out of its own funds by 11:00 A.M. (New York City Time) in immediately available funds to the Trustee on the later of (i) the Business Day next following the day on which Financial Guaranty shall have received Notice that an Insured Payment is due and (ii) the Payment Date on which the Insured Payment is distributable to Certificateholders of the Insured Obligations pursuant to the Pooling and Servicing Agreement, for disbursement to such Certificateholders in the same manner as the payments with respect to the Series 1996-2 Certificates.

Upon such payment, Financial Guaranty shall be fully subrogated to the rights of the Series 1996-2 Certificateholders to receive the amount so paid as set forth in Section 7.3(d) of the Pooling and Servicing Agreement. Financial Guaranty's obligations hereunder with respect to each Payment Date shall be discharged to the extent funds consisting of the Insured Payment are received by the Trustee on behalf of the Certificateholders of the Insured Obligations for distribution to such holders, as provided in the Pooling and Servicing Agreement and herein, whether or not such funds are properly applied by the Trustee.

Form 9013
Page 1 of 4

Financial Guaranty Insurance Company
115 Broadway
New York, New York  10006
(212) 312-3000
(800) 352-0001

Surety Bond

If the payment of any portion or all of any amount that is insured hereunder is voided pursuant to a final, non-appealable order under the U.S. Bankruptcy Code in an insolvency proceeding, and, as a result, the Trustee or any Group I Certificateholder or Class A-6 Certificateholder is required to return such voided payment, or any portion of such voided payment made in respect of the Group I Certificates or Class A-6 Certificates (a "Group I Preference Amount" or "Class A-6 Preference Amount", respectively), Financial Guaranty will pay on the guarantee described in the first paragraph hereof, an amount equal to each such Group I Preference Amount or Class A-6 Preference Amount, on the second Business Day following receipt by Financial Guaranty of (x) a certified copy of a final order of a court exercising jurisdiction in such insolvency proceeding to the effect that the Trustee, the Group I Certificateholder or Class A-6 Certificateholder, as the case may be, is required to return any such payment or portion thereof prior to the termination of the Trust because such payment was voided under applicable law, with respect to which order the appeal period has expired without an appeal having been filed (the "Final Order"), (y) an assignment, in form reasonably satisfactory to Financial Guaranty, irrevocably assigning to Financial Guaranty all rights and claims of such beneficiary relating to or arising under such Preference Amount and (z) a Notice in the form of Exhibit A hereto appropriately completed and executed by the beneficiary. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the beneficiary directly.

Notwithstanding the foregoing, in no event shall Financial Guaranty be obligated to make any payment in respect of any Group I Preference Amount or Class A-6 Preference Amount, which payment represents a payment of the principal amount of the Group I Certificates or Class A-6 Certificates, prior to the time Financial Guaranty would have been required to make a payment in respect of such principal.

Financial Guaranty shall make payments due in respect of Group I Preference Amounts or Class A-6 Preference Amounts prior to 2:00 p.m. New York city time on the second Business Day following Financial Guaranty's receipt of the documents required under clauses (x) through (z) of the second preceding paragraph. Any such documents received by Financial Guaranty after 2:00 p.m. New York City time on any Business Day or on any day that is not a Business Day shall be deemed to have been received by Financial Guaranty prior to 2:00 p.m. on the next succeeding Business Day. All payments made by Financial Guaranty hereunder in respect of Group I Preference Amounts or Class A-6 Preference Amounts will be made with Financial Guaranty's own funds.

This Surety Bond is non-cancellable for any reason, including nonpayment of any premium. The premium on this Surety Bond is not refundable for any

Form 9013
Page 2 of 4

Financial Guaranty Insurance Company
115 Broadway
New York, New York  10006
(212) 312-3000
(800) 352-0001

Surety Bond

reason, including the payment of the Insured Obligations prior to their respective maturities.

In addition to the Deposit Premium set forth on the face of this Surety Bond, a monthly premium shall be due and payable on this Surety Bond on each Payment Date, commencing June 25, 1996, in an amount equal to one-twelfth of .11 % of the sum of the then outstanding Group I Certificate Principal Balance plus the Group II Certificate Principal Balance on the Payment Date on which said monthly premium shall be due and payable after giving effect to distributions to Series 1996-2 Certificateholders.

This Surety Bond is subject to and shall be governed by the laws of the State of New York. The proper venue for any action or proceeding on this Surety Bond shall be the County of New York, State of New York. The insurance provided by this Surety Bond is not covered by the New York Property/Casualty Insurance Security Fund (New York Insurance Code, Article 76).

Capitalized terms used and not defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. "Notice" means written notice in the form of Exhibit I to this Surety Bond by registered or certified mail or telephonic or telegraphic notice, subsequently confirmed by written notice delivered via telecopy, telex or hand delivery from the Trustee to Financial Guaranty specifying the information set forth therein. "Certificateholder" means, as to a particular Certificate of the Insured Obligations, the person, other than the Trust, the Servicer, any Subservicer or the Representative or any Depositor who, on the applicable Payment Date is entitled under the terms of such Certificate to payment thereof. "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement by and among Advanta Mortgage Conduit Services, Inc., as Sponsor, Advanta Mortgage Corp. USA, as Master Servicer and Bankers Trust Company of California, N.A., as Trustee, dated as of May 1, 1996.

In the event that payments under any Series 1996-2 Certificate is accelerated, nothing herein contained shall obligate Financial Guaranty to make any payment of principal or interest on such Certificates on an accelerated basis, unless such acceleration of payment by Financial Guaranty is at the sole option of Financial Guaranty.

Form 9013
Page 3 of 4

Financial Guaranty Insurance Company
115 Broadway
New York, New York  10006
(212) 312-3000
(800) 352-0001

Surety Bond

IN WITNESS WHEREOF, Financial Guaranty has caused this Policy to be affixed with its corporate seal and to be signed by its duly authorized officer in facsimile to become effective and binding upon Financial Guaranty by virtue of the countersignature of its duly authorized representative.


President                                  Authorized Representative

Effective Date:  May 29, 1996

Form 9013
Page 4 of 4

                                   EXHIBIT A

                                    NOTICE

To: Financial Guaranty Insurance Company
    115 Broadway
    New York, New York  10006
    (212) 312-3000
    Attention:  General Counsel

    Telephone:  (212) 312-3000
    Telecopier: (212) 312-3093

Re: Advanta Mortgage Loan Trust 1996-2, Mortgage Loan Asset-Backed Certificates,
    Class A-1, A-2, A-3, A-4, and A-5 Group I Certificates and Class A-6 Variable Rate Group II Certificates, Series 1996-2

Payment Date: ____________________________

We refer to that certain Pooling and Servicing Agreement dated as of May 1, 1996 by and among Advanta Mortgage Conduit Services, Inc., as Sponsor, Advanta Mortgage Corp. USA, as Master Servicer and Bankers Trust Company of California, N.A., as Trustee (the "Pooling and Servicing Agreement") relating to the above referenced Mortgage Loan Asset-Backed Certificates. All capitalized terms not otherwise defined herein or in the Surety Bond shall have the same respective meanings assigned to such terms in the Pooling and Servicing Agreement.

(a) The Trustee has determined under the Pooling and Servicing Agreement that in respect of the Payment Date set forth above:

    (i)   The Group I Interest Distribution Amount is $__________ and the Class
          A-6 Interest Distribution Amount is $       ;

    (ii) The Group I Subordination Deficit is $_________ and the Group II Subordination Deficit is $________;

    (iii) The unpaid Group I Preference Amount is $______________ and the unpaid
          Class A-6 Preference Amount is $       ;

    (iv) Group I Total Available Funds is $____________ and the Group II Total Available Funds is $____________.

Please be advised that the amount set forth in (a)(iv) above is not sufficient to pay all of the following amounts in full: the Group I Interest Distribution Amount, the Class A-6 Interest Distribution Amount, the Group I Subordination Deficit, the Group II Subordination Deficit, the unpaid Group I Preference Amount and the unpaid Class A-6 Preference Amount in respect of the Payment Date set forth above.

Accordingly, pursuant to Section 7.3 of the Pooling and Servicing Agreement, this statement constitutes a notice for payment of a [Group I] [Class A-6] Insured Payment in the amount of $____________ (the difference between (1) the amount set forth in (a)(iv) above in respect of the related Group and (2) the sum of the amounts set forth in (a)(i), (a)(ii) and (a)(iii) above in respect of the related Certificates of such Group under the Surety Bond.

(b) No amount claimed hereunder is in excess of the amount payable under the Surety Bond.

    The amount requested in this Notice should be paid to:
    [Payment Instructions]

[Attached hereto is a copy of the final and nonappealable court order in connection with a Preference Amount in the amount set forth therein, together with an assignment of rights and appointment of agent.]

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to a civil penalty not to exceed Five Thousand Dollars ($5,000.00) and the state value of the claim for each such violation.

IN WITNESS WHEREOF, the Trustee has executed and delivered this Notice this ____ day of ______________________.

                                     Bankers Trust Company of California, N.A.,
                                       as Trustee

                                         By:______________________________

                                      Title:______________________________

May 29, 1996

Lehman Brothers, Inc.                       Bankers Trust Company of California
Two World Financial Center                  3 Park Plaza, 16th Floor
New York, New York  10285                   Irvine, California  92714

Prudential Securities Inc.                  Moody's Investors Service, Inc.
One New York Plaza                          99 Church Street
New York, NY 10292                          New York, New York  10004

Salomon Brothers Inc                        Standard & Poor's Ratings Services
Seven World Trade Center                    26 Broadway
New York, New York  10048                   New York, New York  10004

Advanta Mortgage Conduit Services, Inc.
Advanta Mortgage Corp. USA
500 Office Center Drive
Suite 400
Ft. Washington, PA 19034

Ladies and Gentlemen:

I am Vice President and Senior Counsel of Financial Guaranty Insurance Company ("Financial Guaranty"), and have been requested to render an opinion in connection with the issuance by Financial Guaranty of its Surety Bond No. 96010261 (the "Policy") delivered to Bankers Trust Company of California, N.A., as Trustee relating to $300,000,000 in aggregate principal amount of Mortgage Loan Asset Backed Certificates, Series 1996-2 (the "Certificates") issued by Advanta Mortgage Loan Trust 1996-2 (the "Trust"). I have examined such documents and records as I have deemed relevant for purposes of this opinion, including
(i) the Certificate of Incorporation of Financial Guaranty, including all amendments thereto, (ii) the amended By-laws of Financial Guaranty as in effect on the date hereof, (iii) the Certificate of Authority

Lehman Brothers, Inc.                                               May 29, 1996
Prudential Securities Incorporated                                        Page 2
Salomon Brothers Inc
Advanta Mortgage Conduit Services, Inc.
Advanta Mortgage Corp. USA
Bankers Trust Company of California
Moody's Investors Service, Inc.
Standard & Poor's Ratings Services

issued to Financial Guaranty by the superintendent of Insurance of the State of New York, (iv) the executed Policy, (v) the statements in the Prospectus Supplement dated May 13, 1996 relating to the Certificates (the "Prospectus Supplement") under the captions "THE CERTIFICATE INSURANCE POLICY" and "THE CERTIFICATE INSURER", (vii) the Pooling and Servicing Agreement, dated as of May 1, 1996 (the "Pooling Agreement"), by and among Advanta Mortgage Conduit Services, Inc., as Sponsor, Advanta Mortgage Corp. USA, as Master Servicer and Bankers Trust Company of California, N.A., as Trustee, (viii) the Insurance and Indemnity Agreement dated as of May 1, 1996 (the "Insurance Agreement") by and among Financial Guaranty, the Sponsor and the Master Servicer and (ix) the Indemnification Agreement dated as of May 1, 1996 ("Indemnification Agreement") by and among Financial Guaranty, the Sponsor and Lehman Brothers Inc., as Representative of itself, Prudential Securities Incorporated and Salomon Brothers Inc (collectively, the Underwriters"). On the basis of the foregoing, it is my opinion that:

(1) Financial Guaranty (a) is a stock insurance company duly organized, validly existing and in good standing under the laws of the State of New York, (b) has the corporate power and authority to own its assets and to carry on the business in which it is currently engaged, and (c) is duly qualified and in good standing as a foreign corporation under the laws of each jurisdiction where

Lehman Brothers, Inc.                                               May 29, 1996
Prudential Securities Incorporated                                        Page 3
Salomon Brothers Inc
Advanta Mortgage Conduit Services, Inc.
Advanta Mortgage Corp. USA
Bankers Trust Company of California
Moody's Investors Service, Inc.
Standard & Poor's Ratings Services

    failure so to qualify or to be in good standing would have a material and adverse effect on its business or operations.

(2) No litigation or administrative proceedings of or before any court, tribunal or governmental body are currently pending or, to the best of my knowledge, threatened against Financial Guaranty, which, if adversely determined, would have a material and adverse effect on the ability of Financial Guaranty to perform its obligations under the Policy.

(3) No approval, authorization or other action by, or filing with, any governmental authority of the United States of America or any state having jurisdiction over Financial Guaranty is required in connection with the issuance by Financial Guaranty of the Policy or the performance by Financial Guaranty of its duties thereunder except such as have been obtained, taken or made. The issuance of the Policy will not contravene any law or governmental regulation or order presently binding on Financial Guaranty or the charter or the bylaws of Financial Guaranty or contravene any provision of or constitute a default under any indenture, contract or other instrument to which Financial Guaranty is a party or by which it is bound.

(4) Each of the Policy, the Insurance Agreement and the Indemnification Agreement has been duly issued and delivered, is valid and binding upon Financial Guaranty and enforceable against Financial Guaranty in accordance with its terms, subject to applicable laws affecting creditor's rights generally and to the application of

Lehman Brothers, Inc.                                               May 29, 1996
Prudential Securities Incorporated                                        Page 4
Salomon Brothers Inc
Advanta Mortgage Conduit Services, Inc.
Advanta Mortgage Corp. USA
Bankers Trust Company of California
Moody's Investors Service, Inc.
Standard & Poor's Ratings Services

    general principles of equity and, with respect to each of the Insurance Agreement and the Indemnification Agreement, enforceability of rights to indemnification under the Insurance Agreement and Indemnification Agreement may be subject to limitations of public policy under applicable securities laws.

(5) Financial Guaranty, as an insurance company, is not eligible for relief under the Federal Bankruptcy Laws. Any proceedings for the liquidation, conservation or rehabilitation of Financial Guaranty would be governed by the provisions of the Insurance Law of the State of New York.

(6) The Policy is not required to be registered under the Securities Act of 1933, as amended.

(7) The statements set forth in the Prospectus Supplement under the captions "THE CERTIFICATE INSURANCE POLICY" and "THE CERTIFICATE INSURER" relating to Financial Guaranty and the Policy accurately and fairly present the summary information set forth therein, except that no opinion is expressed as to financial statements or other financial information included in the Prospectus Supplement relating to Financial Guaranty or FGIC Corporation.

This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon.

Very truly yours,

Michael Miran
Vice President
Senior Counsel

MM:ab

                             OFFICER'S CERTIFICATE

         I, Michael Miran, hereby certify that I am a Vice President of Financial Guaranty Insurance Company, a New York stock insurance corporation ("Financial Guaranty") and further, to the best of my knowledge and after due inquiry, as follows:

         1. Attached hereto is a true and correct copy of the amended Certificate of Incorporation and By-laws of Financial Guaranty and a Certificate of Good Standing for Financial Guaranty, all of which are in full force and effect on the date hereof.

         2. There are no actions, suits or proceedings pending or threatened against or affecting Financial Guaranty which if adversely determined, individually or in the aggregate, would adversely affect the performance of Financial Guaranty's obligations under the Surety Bond (the "Policy") dated May 29, 1996 relating to the Advanta Mortgage Loan Trust 1996-2 Mortgage Loan Asset Backed Certificates, Series 1996-2.

         3. Each person who, as an officer or representative of Financial Guaranty, signed the Policy, and any other document delivered prior hereto or on the date hereof in connection with the issuance of the Policy was, at the time of such signing, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine manual or facsimile signatures.

         4. Financial Guaranty has, on the date hereof, delivered the Policy and acknowledged receipt of the amount of the Deposit Premium set forth therein.

         5. The statements relating to Financial Guaranty and the Policy contained in the Prospectus Supplement dated May 13, 1996, under the captions "THE CERTIFICATE INSURANCE POLICY" and "THE CERTIFICATE INSURER" accurately and fairly present the summary information set forth therein and do not omit any material fact with respect to the description of the Policy or the ability of Financial Guaranty to meet its obligations under the Policy.

                                      (2)

         Capitalized terms not otherwise defined herein have the meanings set forth in the Pooling and Servicing Agreement, dated as of May 1, 1996, by and among, Advanta Mortgage Conduit Services, Inc., as Sponsor, Advanta Mortgage Corp. USA, as Master Servicer and Bankers Trust Company of California, N.A., as Trustee.

         IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of Financial Guaranty.

Dated:  May 29, 1996
                                       By:________________________
                                          Name:  Michael Miran
                                          Title: Vice President

         I, Warren K. Tong, Team Leader of Financial Guaranty, hereby certify that Michael Miran, is a Vice President of Financial Guaranty, and that the signature appearing above is his genuine signature.

         IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:  May 29, 1996
                                       By:________________________
                                          Name:  Warren K. Tong
                                          Title: Vice President